Exhibit 10.7
                       Insituform(R) Tube Supply Agreement



         Agreement made this 1st day of January 1998, between Insituform Technologies, Inc., ("Seller") and Insituform East, Inc. ("Buyer").

         1. Sale of Goods. The Seller shall sell to Buyer and the Buyer shall purchase from the Seller the items specified in paragraph 2 of this Agreement, in the quantity stated in paragraph 3 of this Agreement, at the prices stated in paragraph 4 of this Agreement, which the Buyer shall require during the term stated in paragraph 5 of this Agreement, for actual use by Buyer for installations performed by Buyer using the Insituform(R) Process.

         2. Items Included. This Agreement shall apply only to Buyer's purchases of Insitutubes(R)("Insitutubes" means any and all lining materials used to reconstruct sewers, tunnels, pipelines, and other passageways) but excludes pallets, packaging materials, shipping charges and taxes.

         3. Quantity. The Buyer shall purchase from the Seller and the Seller shall supply such quantities of Insitutubes as shall satisfy at least ninety percent (90%) of the Buyer's requirements during the term of this Agreement, for use by the Buyer for installations using the Insituform Process

         4.       Prices.

         Exhibit 1 hereto sets out the prices in effect during the term of this Agreement. Seller shall be entitled to increase the price in effect hereunder if Seller can establish that its cost of raw materials, energy and/or transportation (but not labor) costs have increased. Seller shall provide Buyer at least sixty (60) days' prior written notice of any price increase along with Seller's justification of such increase. If Buyer declines to accept the price increase, either Party may terminate this Agreement upon written notice to the other.

         In addition, Seller shall also be entitled to pass through to Buyer any extraordinary costs which may arise and which otherwise affect Seller's costs of production. By way of example only such costs might included, but are not limited to, extraordinary assessments, levies, taxes or charges imposed by any governmental or other taxing authority, environmental or other special purposes levies,

         5.       Term of This Agreement.

         (a) The effective date of commencement of this Agreement is January 1, 1998, and this Agreement shall continue for a period of five (5) years until December 31, 2002. The Agreement shall terminate on December 31, 2002, only if one of the parties hereto has provided notice of termination to the other party six months prior to December 31, 2002. Otherwise on January 1, 2003, and on each anniversary date thereafter, this Agreement shall be automatically extended subject to all terms and conditions herein for successive one (1) year annual periods, unless notice of termination is provided by either party six months prior to the expiration of any such annual period.

         6. Annual Period. The term "Annual Period" as used in this Agreement means (a) the period between the effective date of this Agreement and the next anniversary of this Agreement or (b) the period between any two anniversary dates of this Agreement.

         7. General Terms and Conditions. All of the General Terms and Conditions appearing on the reverse side of the Price List Schedules apply and are incorporated herein by reference with the exception of Paragraph IV (Prices). The General Terms and Conditions are set out in full text immediately following page 5 hereof.

         8. Failure to Purchase Minimum Volume. In the event the aggregate volume of Buyer's orders of the items described in paragraph 2 herein placed during the term of this Agreement does not reach the Minimum Volume during any Annual Period, each order placed by Buyer during the next following Annual Period shall be governed by the prices, terms and conditions of Seller's Standard Price List prevailing at the time each such order was placed. If during any Annual Period when the Seller's Standard Price List is in effect hereunder, Buyer's purchases hereunder attain at least the Base Year Volume, then each purchase hereunder during the next following Annual Period shall be for the Prices listed in Exhibit A hereto. The Standard Price List currently in effect is attached hereto as Exhibit 2.

         The "Minimum Volume" shall mean for any Annual Period a quantity which is the greater of (i) percent (90%) of the volume purchased by Buyer during the immediately preceding Annual Period or (ii) the Base Year Volume. The "Base Year Volume" is ninety percent of the volume of items purchased by Buyer during the period January 1, 1997 through and including December 31, 1997.

         9. Restrictions on Resale. Buyer acknowledges that the items purchased hereunder are manufactured pursuant to one or more patents, bear the Seller's trademark and are designed for installation by licensed installation contractors which employ in their exclusive territories additional proprietary technology and patents belonging to Seller and constituting the Insituform Process ("Process Licensees"). Accordingly, Buyer agrees that items purchased hereunder shall not be resold to any party other than a Process Licensee. In the event that any items purchased hereunder are sold to a party which is not a Process Licensee, Buyer agrees to pay Seller as liquidated damages for loss of goodwill and damage to Seller's goodwill and reputation as well as damage to Seller's Process Licensees a sum equal to an additional one hundred percentage of the original purchase price. This liquidated damage sum is in addition to the original purchase price of the items in question.


         10.      Force Majeure.

         (a) Definition. As used in the Agreement, the term "Force Majeure" refers to federal, state or municipal action or regulations; strikes or other labor trouble or stoppage; fire, damage to, or destruction in whole or part of merchandise or manufacturing plant; lack of, or inability to obtain, raw materials, labor, fuel, or supplies; war, riot, insurrection or revolution; Acts of God; perils of the sea or of land or air; shortage of cars or transportation; or other unavoidable cause other than the negligence of the party whose performance is excused; provided, however, that, no party shall be required to settle any labor dispute on any terms in order to perform under this Agreement.

         (b) Excuse of Seller's Performance. Seller shall not be responsible for delay, non- delivery, or default in shipment in whole or in part if occasioned directly or indirectly by an event of Force Majeure, any of which shall, without liability, excuse Seller, at its option, from the performance of this Agreement during the continuation of such event of Force Majeure.

         (c) Excuse of Buyer's Performance When Seller's Performance Excused. If, during any period Seller's performance is excused by an event of Force Majeure, Buyer's Minimum Volume for the Annual period in which such Force Majeure event occurs shall be reduced pro rata based on the percentage of days during which Seller's performance is excused. If an event of Force Majeure prevents Seller from filling Buyer's orders under this Agreement for a period in excess of 30 consecutive days, Buyer shall, at its option exercised by giving written notice to Seller, be excused from further performance of its obligations to purchase Insitutubes from Seller under this Agreement.

         (d) Excuse of Buyer's Performance. If an event of Force Majeure prevents the Buyer from performing installations of the Insituform Process, the Buyer's Minimum Volume for the Annual Period in which such event occurs shall be reduced pro rata based on the percentage of days during which such event prevents the Buyer from performing installations of the Insituform Process; provided however, the Buyer's inability to obtain contracts for use of the Insituform Process, or other cancellation or delay of the performance of any such contracts, shall not be considered an event of Force Majeure under this Agreement.

         11. Entire Agreement. This Agreement, along with the Exhibits hereto contains the entire understanding of the parties and is intended as a final expression of their Agreement and a complete statement of the terms thereof, and supersedes all prior oral and written understandings or agreements between the parties hereto concerning the purchase and sale of the items described in paragraph 2 of this Agreement. The provisions of this Agreement shall not be modified or varied except in writing signed by the parties hereto. No waiver by either party of any default shall be deemed a waiver or any subsequent default.


         12. Execution. This Agreement shall be binding upon the parties only upon the formal execution of this Agreement by both parties.

         13. Notices. Any notice required or permitted to be given or served upon either party hereto pursuant to this Agreement shall be sufficiently given or served if sent to such party by certified mail, postage prepaid, addressed to such party as set forth below or by facsimile, or to such other address as it shall designate by written notice to the other party, as follows:

         In case of notice to Seller:

                  Insituform Technologies, Inc.
                  702 Spirit 40 Park Drive
                  Chesterfield, MO 63005

                  Attention: Chief Executive Officer

                  Facsimile: 314/530-8701

         In case of notice to Buyer:

                  Insituform East, Inc.
                  3421 Pennsy Drive
                  Landover, MD 20785

                  Attention: Chief Executive Officer Committee

                  Facsimile: 301/386-2444

         14. Paragraph headings. The paragraph headings of this Agreement are for convenience only and have no other significance.

         15. Exclusions. In the event that any one or more of the provisions of this Agreement is, or are, held to be invalid, it is agreed between the parties that if legally practical said provision or provisions shall be considered never to have been contained herein and the Agreement shall otherwise continue in force and effect.

         16. Successors and Assigns. This Agreement shall be binding and inure to the benefit of the parties and their respective successors and assigns with the specific understanding that the terms and conditions of this Agreement have been agreed upon to meet the estimated needs of Buyer and so Buyer is prohibited from assigning or otherwise transferring its interest in this Agreement without Seller's written consent.

         17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

         18. Payments. All payments shall be made in St. Louis, Missouri to such bank, address or account as may be designated by the Seller from time to time.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Insituform Technologies, Inc.                Insituform East, Inc.



By: /s/ William A. Martin Sr. VP             By: /s/ Robert W. Erikson
------------------------------------         -----------------------------------
Name and Title:   William A. Martin          Name and Title: Robert W. Erikson
                  Sr. V.P. CFO                               President
Date:             12/17/97                   Date:           12-29-97

                          GENERAL TERMS AND CONDITIONS

I. Payment Terms: After invoice date, 2% - 10 days; net 30 days. Late payments are subject to a service charge of 1.5% per month to compensate for additional expenses incurred in handling past due accounts.

II. Shipment: F.O.B. Seller's Factory. In the absence of specific written instructions or Buyer's pickup, Seller will route "best way" and at Buyer's risk.

III. Taxes: Taxes applicable to the goods sold shall be added to the Purchase Price and shall be paid by Buyer, unless Buyer provides Seller with a tax exemption certification acceptable to the appropriate taxing authorities.

IV. Prices: Prices are subject to change with 30 days' notice and orders calling for subsequent delivery will be billed according to the prices in effect at the time of shipment.

V. Warranties: Seller warrants only that (i) the goods when delivered to Buyer, conform to the product specifications, (ii) are free from liens and encumbrances, and (iii) are not subject to rightful patent infringement claims by any third party as to the goods themselves.

NO OTHER WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY OR ARISING BY OPERATION OF LAW, OR FROM ANY COURSE OF DEALING OR CUSTOM OR TRADE USAGE, OR OTHERWISE, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND CORRESPONDENCE WITH THE DESCRIPTION (OTHER THAN PRODUCT SPECIFICATIONS AND SAMPLES) WILL EXIST IN CONNECTION WITH THE SALE OF THE GOODS BY SELLER OR USE BY BUYER OF THE GOODS.

SELLER EXPRESSLY LIMITS ITS WARRANTY OF ANY GOODS MANUFACTURED BY ANOTHER MANUFACTURER AND OBTAINED SOLELY FOR RESALE BY SELLER TO SUCH MANUFACTURER'S WARRANTIES, AND NOT FURTHER OR OTHERWISE.

THIS WARRANTY IS VALID ONLY IF THE INSITUTUBE IS USED AND INSTALLED IN STRICT ACCORDANCE WITH THE DIRECTIONS FOR USAGE AND INSTALLATION OF SAID INSITUTUBES IN THE INSITUFORM PROCESS AS SET FORTH BY SELLER.

THIS WARRANTY IS INVALID IF BUYER RESELLS THE INSITUTUBE TO A THIRD PARTY WHICH THEN INSTALLS THE INSITUTUBE, WHETHER OR NOT SUCH THIRD PARTY ADHERES TO THE DIRECTIONS FOR USAGE AND INSTALLATION OF SAID INSITUTUBFS IN THE INSITUFORM PROCESS AS SET FORTH BY SELLER.

VI. Exclusive Remedy; Limitation of Liability: Buyer's sole and exclusive remedy for goods proven to be other than as warranted herein shall be the replacement of the affected goods, without charge. Seller's liability for any and all loss or damage to Buyer resulting from any cause whatsoever, including Seller's negligence, or damaged or defective goods, irrespective of whether such defects are discoverable or latent, shall in no event exceed the purchase price of the particular goods with respect to which losses or damages are claimed; with respect to buyer's costs labor and other incidental costs incurred by Buyer (and evidence by receipts, vouchers or other written evidence) with respect to any defective goods hereunder, Seller's liability shall be limited to $2,000; and further provided that Buyer to perfect its warranty claim hereunder must provide physical proof as to any defective goods, have notified Seller within 12 hours of discovery of such defective goods and have allowed Seller the opportunity to inspect such defective goods.

THE FOREGOING IS THE ENTIRE OBLIGATION OF SELLER. IN NO EVENT, INCLUDING A CLAIM OF NEGLIGENCE, OR SHOULD SEUER'S WARRANTY FAIL OF ITS ESSENTIAL PURPOSE, SHALL SELLER BE LIABLE TO BUYER FOR LOST PROFITS, INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, HOWSOEVER ARISING.

No statement or recommendation made or assistance given by Seller, or its representatives, either oral or in its literature, to Buyer, or its representatives, in connection with the use by Buyer of any goods sold hereunder shall constitute a waiver by Insituform Technologies of any provision hereof or affect Seller's liability as herein defined.

VII. Attorneys' Fees: If this account is placed in the hands of an attorney for collection or otherwise with respect to enforcement of any of the terms and conditions hereof or on account of breach of any provision hereof, whether or not suit is filed, Buyer agrees to reimburse Seller for its reasonable attorneys' fees as well as all other costs of collection or enforcement.

                                   Exhibit 1 -

               Price List for Insituform East under the Agreement

                                   Exhibit 2 -

                         Price List for Insituform East

                       If Minimum Volumes are not attained

                               SUPPLEMENT NO. 1 TO
                       INSITUFORM(R) TUBE SUPPLY AGREEMENT

SUPPLEMENT NO. I TO INSITUFORM(R) TUBE SUPPLY AGREEMENT made and entered into as of the 2nd day of February 1998, by and between INSITUFORM TECHNOLOGIES, INC. ("Seller") and INSITUFORM EAST, INCORPORATED ("Buyer').

                               W I T N E S S E T H

         WHEREAS, the parties have entered into an Insituform(R) Tube Supply Agreement effective I January 1998; and

         WHEREAS, the parties desire to supplement such Agreement as hereinafter set

         NOW  THERFFORE,   in   consideration   of  the  mutual   covenants  and
undertakings set forth herein, the parties hereto agree as follows:

                           Paragraph 2. Items Included

         "Insitutubes" as used herein shall additionally exclude special lining materials not priced or offered under Exhibits I or 2

                              Paragraph 3. Quantity

         The phrase "ninety percent (90%) of the Buyer's requirements" shall mean requirements as measured in dollars.

                 Paragraph 8. Failure to Purchase Minimum Volume

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

INSITUFORM TECHNOLOGIES, INC.          INSITUFORM EAST, INCORPORATED


By /s/ Robert L. Kelley                By /s/ Robert W. Erikson
-------------------------------        -----------------------------------------
Name and Title:  VP & Gen Couns        Name and Title:   Robert W. Erikson
                                                         President
Date:            2/17/98               Date:             2/2/98